AOG INSTITUTIONAL FUND

Supplement dated July 8, 2025 to the

Prospectus and Statement of Additional Information (“SAI”) each dated May 16, 2025, as supplemented

This Supplement provides new and additional information beyond that in, and should be read in conjunction with, the Fund’s Prospectus and SAI. Any matter disclosed herein shall be deemed to amend, supplement and qualify the respective sections of the Prospectus and SAI to the extent the relevance of such disclosure is readily apparent. Terms not defined herein shall have the meanings ascribed to them in the Prospectus and SAI.

You should carefully consider the “Summary of Terms—Risks” beginning on page 6 of the Prospectus before you decide to invest in shares of our common stock.

Effective as of the date of this Supplement, all references to the Fund’s ability to make additional written tender offers of its outstanding Shares pursuant to Rule 13e-4 of the Securities Exchange Act of 1934, as amended, are hereby deleted in their entirety from the Prospectus and the SAI.

This Supplement and the Fund’s Prospectus and SAI provide relevant information for all shareholders and should be retained for future reference.

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